EXHIBIT 23.7

CONSENT OF MANAGER NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his or her name as a Manager Nominee in the registration statement on Form S-1, and any amendments thereto, to be filed by TriLinc Global Impact Fund, LLC.

By:	/s/ R. Michael Barth
Name:	R. Michael Barth

Dated: October 17, 2012